BioPort Corporation
                           12717 Three Sisters Road
                              Potomac, MD 20854
                                (301) 983-1133
==============================================================================

                                                                 May 22, 1998

James L. Herbert
620 Lesher Place
Lansing, Michigan 48912-1509

         RE:  Purchase of Product

Dear Jim:

           BioPort Corporation (`BioPort") agrees to sell to Neogen Corporation ("Neogen") the finished goods and bulk toxoid inventories (to be converted at no cost to finished goods) of Type B equine botulism vaccine ("Inventory") and portions of master or working seed for Types A, B, and C cultures, including the Outline of Production as amended May 23, 1995, records dealing with the original seed cultures, production of seed cultures, preparation of serials, production of final product, and potency and quality control procedures for the manufacture of Types A, B and C veterinary botulism vaccines ("Technology") for a single payment of $600,000. As a part of the consideration, management of BioPort will use all reasonable efforts to help Neogen transfer the USDA license to a facility chosen by Neogen. This agreement is subject to BioPort's or its successor's entering into an asset purchase agreement ("APA") with the State of Michigan to purchase the Inventory and the Technology and the closing thereunder. The parties shall negotiate in good faith a definitive Inventory and Technology Purchase Agreement upon terms to be mutually agreed to (The "Definitive Agreement"), and failing such Definitive Agreement, this agreement shall be fully enforceable. The $600,000 consideration will be deposited in an escrow account with an independent escrow agent upon BioPort's execution of the APA.

           This agreement includes the following provisions:

               o The Technology and the Inventory shall be sold to Neogen free and clear of liens, claims, security interests, mortgages, pledges, claims, or encumbrances of any kind whatsoever. The Inventory and Technology shall be sold to Neogen pursuant to a Warranty Bill of Sale.

               o The closing shall occur simultaneously with the closing under the APA.

James L. Herbert
May 22, 1998
Page 2


               o The parties agree to indemnify and hold each other harmless from and against any and all loss or damages by reason of breach of any of the agreed upon representations and BioPort shall agree to indemnify Neogen in connection with any lack of clear title or encumbrances against the Inventory or the Technology. The indemnification shall include accountant's and attorney fees. The warrantees and representations shall survive the closing for an agreed upon period of time.

               o BioPort agrees not to compete and not to solicit for a ten year period in any endeavor both individually and jointly, directly or indirectly, in the control or ownership of any business or activity in the United States engaged in the manufacture of equine botulism vaccine. Neogen does similarly agree not to compete in the human botulism vaccine market.

               o This agreement and its validity, construction and performance shall be governed in all respects by the laws of the State of Michigan. The parties agree that any action shall be brought in the court of appropriate jurisdiction in Ingham County, Michigan or U.S. District Court for the Western District located in Lansing, Michigan. The parties consent to jurisdiction and waive all claims of improper venture.

                                                Very truly yours,

                                                BioPort Corporation

AGREED:                                         /s/ Fuad El-Hibri
                                                ----------------------------
                                                Fuad El-Hibri
                                                Chairman of the Board


/s/ James L. Herbert                            /s/ Robert C. Myers
-----------------------                         ----------------------------
James L. Herbert                                Robert C. Myers
President                                       Chief Operation Officer


                                                /s/ Robert C. van Ravensway
                                                ----------------------------
                                                Robert C. van Ravensway
                                                Secretary